UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Lumax Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	36-4610245 (I.R.S. Employer Identification No.)

509 Madison Avenue, Suite 1510, New York, New York (Address of Principal Executive Offices)	10022 (Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑
Securities Act registration statement file number to which this form relates: 333-144548
Securities to be registered pursuant to Section 12(g) of the Act:
Units
(each Unit consisting of one share of Common Stock and two Warrants)
(Title of Class)
Common Stock (par value $0.0001 per share)
(Title of Class)
Warrants
(each Warrant is exercisable for one share of Common Stock)
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
The information required by this item is contained in the section entitled “Description of Securities” in the prospectus included in the registrant’s registration statement on Form S-1 (File No. 333-144548) filed with the Securities and Exchange Commission (the “Commission”) on July 13, 2007, as amended (the “Registration Statement”), and is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and is subsequently filed with the Commission is also incorporated by reference herein.
Item 2. Exhibits.

Exhibit No.	Description
3.1*	Second Amended and Restated Certificate of Incorporation.

3.2*	By-laws.

4.1*	Specimen Unit Certificate.

4.2*	Specimen Common Stock Certificate.

4.3*	Specimen Warrant Certificate.

4.4*	Form of Unit Purchase Option to be granted to the underwriters.

4.5*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.1*	Form of Letter Agreement among the Registrant, the Underwriters, and each of the Initial Stockholders.

10.3*	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.

10.4*	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.

10.6*	Form of Registration Rights Agreement among the Registrant, the Initial Stockholders and Lumax Investment Management, LLC

10.7*	Form of Registration Rights Agreement among the Registrant and the Underwriters.

*	Incorporated by reference to the exhibit of the same number filed with the Registration Statement.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Lumax Acquisition Corp.
Date: December 4, 2007	By:	/s/ David S. Montoya
		Name:	David S. Montoya
		Title:	Chief Financial Officer and Director